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                                                                   EXHIBIT 10.14

                            LINE OF CREDIT AGREEMENT


This Line of Credit Agreement ("Agreement") is made and entered into this 20th day of August, 1997 by and between SANWA BANK CALIFORNIA (the "Bank") and NEOTHERAPEUTICS, INC.
(the "Borrower").

                                    SECTION I
                                   DEFINITIONS

1.01 CERTAIN DEFINED TERMS. Unless elsewhere defined in this Agreement the following terms shall have the following meanings (such meanings to be generally applicable to the singular and plural forms of the terms defined):

      A. "ADVANCE" shall mean an advance to the Borrower under any line of credit facility or similar facility provided for in Section II of this Agreement which provides for draws by the Borrower against an established credit line.

      B. "BUSINESS DAY" shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business in California.

      C. "COLLATERAL" shall mean the property in which the Bank is granted a security interest pursuant to provisions of the section herein entitled "Collateral", together with any other personal or real property in which the Bank may be granted a lien or security interest to secure payment of the Obligations.

      D. "COST OF FUNDS RATE" shall mean an interest rate determined by the Bank, in its sole and absolute discretion, to be approximately equivalent to the Bank's cost of acquiring funds in an amount approximately equal to the relevant amount and for a period of time approximately equal to the relevant period and adjusted for any and all assessments, surcharges and reserve requirements pertaining to the borrowing or purchase of such funds by the Bank.

      E. "DEBT" shall mean all liabilities of the Borrower less Subordinated
      Debt.

      F. "EFFECTIVE TANGIBLE NET WORTH" shall mean the Borrower's stated net worth plus Subordinated Debt but less all intangible assets of the Borrower (i.e., goodwill, trademarks, patents, copyrights, organization expense and similar intangible items).

      G. "ENVIRONMENTAL CLAIMS" shall mean all claims, however asserted, by any governmental authority or other person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (i) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any hazardous Materials at, in, or from property owned, operated or controlled by the Borrower, or (ii) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

      H. "ENVIRONMENTAL LAWS" shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

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      I. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

      J. "EVENT OF DEFAULT" shall have the meaning set forth in the section herein entitled "Events of Default".

      K. "HAZARDOUS MATERIALS" shall mean all those substances which are regulated by, or which may form the basis of liability under any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

      L. "INDEBTEDNESS" shall mean, with respect to the Borrower, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss and (ii) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, reported as capital leases in respect of which the Borrower is liable, contingently or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss.

      M. "LIBOR RATE" shall mean an interest rate determined by the Bank's Treasury Desk as being the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%)) of the U.S. dollar London Interbank Offered Rates for the relevant period appearing on page3750 (or such other page as may replace 3750) of the Telerate screen at or about 11:00 a.m. (London time) on the second Business Day prior to the first day of the relevant interest period (adjusted for any and all assessments, surcharges and reserve requirements).

      N. "OBLIGATIONS" shall mean all amounts owing by the Borrower to the Bank pursuant to this Agreement including, but not limited to, the unpaid principal amount of Advances.

      O. "PERMITTED LIENS" shall mean": (i) liens and security interests securing indebtedness owed by the Borrower to the Bank; (ii) liens for taxes, assessments or similar charges either not yet due or being contested in good faith, provided proper reserves are maintained therefor in accordance with generally accepted accounting procedure; (iii) liens of materialmen, mechanics, warehousemen, or carriers or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of business to secure Indebtedness outstanding on the date hereof or permitted to be incurred pursuant to this Agreement; (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; and
      (vi) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Borrower's assets.

      P. "POSSESSORY COLLATERAL" shall mean that portion of the Collateral which consists of securities, certificates of deposit, savings or checking accounts, notes and instruments and any other similar collateral in which the security interest is normally perfected through possession by the Bank or its agent.

      Q. "REFERENCE RATE" shall mean an index for a variable interest rate which is quoted, published or announced from time to time by the Bank as its reference rate and as to which loans may be made by the Bank at, below or above such reference rate.

      R. "SUBORDINATED DEBT" shall mean such liabilities of the Borrower which have been subordinated to those owed to the Bank in a manner acceptable to the Bank.

1.02 ACCOUNTING TERMS. All references to financial statements, assets, liabilities, and similar accounting items not specifically defined herein shall mean such financial statements or such items prepared or determined in accordance with generally accepted accounting principles consistently applied and, except where otherwise specified, all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

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1.03 OTHER TERMS. Other terms not otherwise defined shall have the meanings attributed to such terms in the California Uniform Commercial Code.

                                   SECTION II
                                CREDIT FACILITIES

2.01 COMMITMENT TO LEND. Subject to the terms and conditions of this Agreement and so long as no Event of Default occurs, the Bank agrees to extend to the Borrower the credit accommodations that follow:

2.02 LINE OF CREDIT FACILITY. The Bank agrees to make loans and Advances to the Borrower, upon the Borrower's request therefor made prior to the Expiration Date (as defined below in this Section 2.02), up to a total principal amount from time to time outstanding of not more than $1,600,000.00. Within the foregoing limits, the Borrower may borrow, partially or wholly prepay, and reborrow under this Line of Credit facility.

      A. PURPOSE. Advances made under this Line of Credit shall be used for asset expansion.

      B. INTEREST RATE. Interest shall accrue on the outstanding principal balance of Advances under this Line of Credit at a variable rate equal to the Bank's Reference Rate, per annum, as it may change from time to time. (Such rate is referred to in this Section 2.02 as the "Variable Rate".) The Variable Rate shall be adjusted concurrently with any change in the Reference Rate. Interest shall be calculated on the basis of 360 days per year but charged on the actual number of days elapsed.

      C. PAYMENT OF INTEREST. The Borrower hereby promises and agrees to pay interest monthly on the last day of each month, commencing on September 30, 1997.

      D. REPAYMENT OF PRINCIPAL. Unless sooner due in accordance with the terms of this Agreement, on August 31, 1998 the Borrower hereby promises and agrees to pay the Bank in full the aggregate unpaid principal balance of all Advances then outstanding, together with all accrued and unpaid interest thereon.

      Any payment received by the Bank shall, at the Bank's option, first be applied to pay any late fees or other fees then due and unpaid, and then to interest then due and unpaid and the remainder thereof (if any) shall be applied to reduce principal.

      E. FIXED RATE ALTERNATIVE PRICING. In addition to Advances based upon the Variable Rate ("Variable Borrower under this Line of Credit at a fixed rate ("Fixed Rate") which shall be, at the Borrower's option, either equivalent to 1.5% per annum in excess of the Cost of Funds Rate or 1.5% per annum in excess of the LIBOR Rate. Such Advances shall be in the minimum amount of $100,000.00 and in $100,000.00 increments thereafter and for such period of time (each an "Interest Period") as the Bank may quote and offer, provided that the Interest Period shall be for a Rate Advances"), at the Borrower's election, the Bank hereby agrees to make Advances to the minimum of at least 7 days and not exceed a maximum of 365 days and provided further that any interest Period shall not extend beyond the Expiration Date (as defined below) of this facility. Advances based upon the Fixed Rate are hereinafter referred to as "Fixed Rate Advances".

      Interest on any Fixed Rate Advance shall be computed on the basis of 360 days per year but charged on the actual number of days elapsed.

      The Borrower hereby promises and agrees to pay the Bank interest on any Fixed Rate Advance with an Interest Period of 90 days or less on the last day of the relevant Interest Period. The Borrower further promises and agrees to pay the Bank interest on any Fixed Rate Advance with an Interest Period in excess of 90 days on a quarterly basis (i.e., on the last day of each 90-day period occurring in such Interest Period) and on the last day of the relevant Interest Period. If interest is not paid as and when it is due, the amount of such unpaid interest shall bear interest, until paid in full, at a rate of interest equal to the Variable Rate.

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           (i) REPAYMENT OF FIXED RATE ADVANCES. Unless sooner due in accordance with other terms of this Agreement, or unless adjusted at the end of the relevant Interest Period as described below, the Borrower hereby promises and agrees to pay the Bank the principal amount of each Fixed Rate Advance, together with accrued and unpaid interest thereon, on the last day of the Interest Period pertaining to such Fixed Rate Advance.

           (ii) NOTICE OF ELECTION TO ADJUST INTEREST RATE. Upon telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a Business Day, the Borrower may elect:

                (a) That interest on a Variable Rate Advance shall be adjusted to accrue at the Fixed Rate; provided, however, that such notice shall be received by the Bank no later than two business days prior to the day (which shall be a business day) on which the Borrower requests that interest be adjusted to accrue at the Fixed Rate.

                (b) That interest on a Fixed Rate Advance shall continue to accrue at a newly quoted Fixed Rate or shall be adjusted to commence to accrue at the Variable Rate; provided however, that such notice shall be received by the Bank no later than two business day prior to the last day of the Interest Period pertaining to such Fixed Rate Advance. If the Bank shall not have received notice as prescribed herein of the Borrower's election that interest on any Fixed Rate Advance shall continue to accrue at the Fixed Rate, the Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the Interest Period pertaining to such Advance.

           (iii) PROHIBITION AGAINST PREPAYMENT OF FIXED RATE ADVANCES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, NO PREPAYMENT SHALL BE MADE ON ANY FIXED RATE ADVANCE EXCEPT ON A DAY WHICH IS THE LAST DAY OF THE INTEREST PERIOD PERTAINING THERETO. IF THE WHOLE OR ANY PART OF ANY FIXED RATE ADVANCE IS PREPAID BY REASON OF ACCELERATION OR OTHERWISE, THE BORROWER SHALL, UPON THE BANK'S REQUEST, PROMPTLY PAY TO AND INDEMNIFY THE BANK FOR ALL COSTS AND ANY LOSS (INCLUDING INTEREST) ACTUALLY INCURRED BY THE BANK AND ANY LOSS (INCLUDING LOSS OF PROFIT RESULTING FROM THE RE-EMPLOYMENT OF FUNDS) SUSTAINED BY THE BANK AS A CONSEQUENCE OF SUCH PREPAYMENT.

           (iv) INDEMNIFICATION FOR FIXED RATE COSTS. During any period of time in which interest on any Advance is accruing on the basis of a Fixed Rate, the Borrower shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirements or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the Fixed Rate.

           (v) INVOLUNTARY CONVERSION FROM FIXED RATE TO VARIABLE RATE. In the event that the Bank shall at any time determine that the accrual of interest on the basis of the Fixed Rate (a) is infeasible because the Bank is unable to determine the Fixed Rate due to the unavailability of U.S. dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Interest Period; or (b) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrower, in which event any Fixed Rate Advance shall be deemed to be a Variable Rate Advance and interest shall thereupon immediately accrue at the Variable Rate.

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      F. LATE FEE. If any regularly scheduled payment of principal and/or interest (exclusive of the final payment upon maturity), or any portion thereof, under this Line of Credit is not paid within ten (10) calendar days after it is due, a late payment charge equal to five percent (5%) of such past due payment may be assessed and shall be immediately payable.

      G. MAKING LINE ADVANCES/NOTICE OF BORROWING. Each Advance made hereunder shall be conclusively deemed to have been made at the request of and for the benefit of the Borrower (i) when credited to any deposit account of the Borrower maintained with the Bank or (ii) when paid in accordance with the Borrower's written instructions. Subject to any other requirements set forth in this Agreement, Advances shall be made by the Bank upon telephonic or written notice received from the Borrower in form acceptable to the Bank, which notice shall be received by the Bank at or before 2:00 p.m. (California time) on a Business Day. The Borrower may borrow under the Line of Credit by requesting either:

           (i) A VARIABLE RATE ADVANCE. A Variable Rate Advance may be made on the Business Day notice is received by the Bank; provided however, that if the Bank shall not have received notice at or before 2:00 p.m. (California time) on the day such Advance is requested to be made, such Variable Rate Advance may be made, at the Bank's option, on the next Business Day.

           (ii) A FIXED RATE ADVANCE. The Borrower may elect that an Advance be made as a Fixed Rate advance by requesting the Bank to provide a quote as to the rate which would apply for a designated Interest Period and concurrently with receiving such quote, giving the Bank irrevocable notice of the Borrower's acceptance of the rate quoted, provided such notice shall be given to the Bank not later than 10:00 a.m. (California time) on a date (which shall be a Business Day) at least two days prior to the first day of the requested Interest Period. Any telephonic or oral quote or offer by the Bank of a Fixed Rate for a given Interest Period may be confirmed in writing by the Bank upon the election (as provided herein) of the Borrower to accept such terms and such confirmation shall be deemed conclusive as to the terms quoted and offered.

      H. AUTOMATIC PAYMENTS - AUTHORIZATION TO CHARGE ACCOUNT. The Borrower hereby authorizes and instructs the Bank to charge regularly scheduled payments of interest under this Line of Credit facility against the undersigned's checking account number 1064-11518 on a monthly basis commending on September 30, 1997, and to credit such amounts towards payments due under this Line of Credit facility. In the event there are not sufficient funds in such account on the day of the charge, the Bank is hereby authorized, at any time thereafter, to deduct, in addition to the amount indicated above, a late charge in accordance with the terms of this Line of Credit facility. This authorization shall remain in full force and effect until revoked by the undersigned in writing, or until all amounts due the Bank under this Line of Credit facility are paid in full; provided however that the Bank reserves the right, at any time, to discontinue or suspend the taking of automatic payments hereunder.

      I. EXPIRATION OF THE LINE OF CREDIT FACILITY. Unless earlier terminated in accordance with the terms of this Agreement, the Bank's commitment to make Advances to the Borrower hereunder shall automatically expire on August 30, 1998 (the "Expiration Date"), and the Bank shall be under no further obligation to advance any monies thereafter.

      J. LINE ACCOUNT. The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Line of Credit facility (the "Line Account"). The Bank shall provide the Borrower with a monthly statement of the Borrower's Line Account, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Bank is notified by the Borrower to the contrary within thirty
      (30) days after the Borrower's receipt of any such statement which is deemed to be incorrect.

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      K. AMOUNTS PAYABLE ON DEMAND. If the Borrower fails to pay on demand any amount so payable under this Agreement, the Bank may, at its option and without any obligation to do so and without waiving any default occasioned by the Borrower's failure to pay such amount, create an Advance in an amount equal to the amount so payable, which Advance shall thereafter bear interest as provided under this Line of Credit facility.

      In addition, the Borrower hereby authorizes the Bank, if and to the extent payment owed to the Bank under this Line of Credit facility is not made when due, to charge, from time to time, against any or all of the deposit accounts maintained by the Borrower with the Bank any amount so due.

      L. CONVERSION TO TERM LOAN. It is hereby agreed that the Borrower may, by giving written notice to the Bank at least thirty (30) days prior to July 7, 1998, convert the principal balance outstanding under the Line of Credit as of August 7, 1998 to be payable on a term loan basis. The term loan (the "Converted Term Loan") shall be in the amount of such outstanding principal balance and shall be evidenced by a promissory notice or credit agreement (the "Term Agreement") containing the following payment terms: At the Borrower's election made prior to the conversion, interest shall accrue on the outstanding balance under the converted term note at one of the following rates: (i) A variable rate equal to the Bank's Reference Rate, per annum, as it may change from time to time; or
      (ii) a fixed rate to be quoted and offered by the Bank which shall be approximately equal to 1.5% per annum in excess of the Cost of Funds rate, or, at the Borrower's option, 1.5% per annum in excess of the LIBOR Rate. If the variable rate is selected, the interest rate shall be adjusted concurrently with any change in the Reference Rate. The Borrower may elect the fixed rate option only for a Converted Term Loan in the minimum amount of $100,000.00. Repayment under the Converted Term Loan shall be made in 72 monthly installments of principal plus interest if a variable rate is elected or principal and interest if the fixed rate option is elected with the exact amount and dates for such payments to be determined upon the issuance of the Term Agreement. Accrued and unpaid interest under the Line of Credit shall be paid to the Bank concurrently with the Borrower's execution of the Term Agreement. Interest shall accrue and principal and interest shall be paid in accordance with the terms and provisions of the Term Agreement.

                                   SECTION III
                                   COLLATERAL

3.01 GRANT OF SECURITY INTEREST. To secure payment and performance of all of the Borrower's Obligations under this Agreement and the performance of all the terms, covenants and agreements contained in this Agreement (and any and all modifications, extensions and renewals of the Agreement) and in any other document, instrument or agreement evidencing or related to the Obligations or the Collateral, and also to secure all other liabilities, loans, guarantees, covenants and duties owed by the Borrower to the Bank, whether or not evidenced by this or by any other agreement, absolute or contingent, due or to become due, now existing or hereafter and howsoever created, the Borrower hereby grants to the Bank a security interest in and to all of the following property:

      A. SECURITIES. Those share of stock, bonds, and other negotiable and non-negotiable securities listed on the "Collateral Securities Schedule" attached to this Agreement and on any additional and supplemental schedules or exhibits now or hereafter attached hereto, together with all warrants, options, stock rights, rights to subscribe, liquidating dividends, payments, dividends paid in stock, new securities or other property derived therefrom or to which the Borrower may become entitled to receive on account thereof.

      B. MONIES AND OTHER PROPERTY IN POSSESSION. In addition to the above, all monies, and property of the Borrower now or hereafter in the possession of the Bank or the Bank's agents, or any one of them, including, but not limited to, all deposit accounts, certificates of deposit, stocks, bonds, indentures, warrants, options and other negotiable and non-negotiable securities and instruments, together with all stock rights, rights to subscribe, liquidating dividends, cash dividends, payments dividends paid in stock, new securities or other property to which the Borrower may become entitled to receive on account of such property.

3.02 CONTINUING LIEN & PROCEEDS. The Bank's security interest in the Collateral shall be a continuing lien and shall include all proceeds and products of the Collateral including, but not limited to, the proceeds of any insurance thereof.

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3.02 EXCLUSION OF CONSUMER DEBT. The Obligations and performance secured hereby shall not include any indebtedness of the Borrower incurred for personal, family or household purposes except to the extent any disclosure required under any consumer protection law (including but not limited to the Truth in Lending Act) or any regulation thereto, as now existing or hereafter amended, is or has been given.

                                   SECTION IV
                              CONDITIONS PRECEDENT

4.01 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT AND/OR FIRST ADVANCE. The obligation of the Bank to make the initial extension of credit and/or the first Advance hereunder is subject to the conditions precedent that the Bank shall have received before the date of such extension of credit and/or the first Advance all of the following, in form and substance satisfactory to the Bank:

      A. AUTHORITY TO BORROW. Evidence relating to the duly given approval and authorization of the execution, delivery and performance of this Agreement, all other documents, instruments and agreements required under this Agreement and all other actions to be taken by the Borrower hereunder or thereunder.

      B. LOAN FEES. Evidence that any required loan fees and expenses as set forth above with respect to each credit facility have been paid or provided for by the Borrower.

      C. AUDIT. The opportunity to conduct an audit of the Borrower's books, records and operations and the Bank shall be satisfied as to the condition thereof.

      D. MISCELLANEOUS DOCUMENTS. Such other documents, instruments, agreements and opinions as are necessary, or as the Bank may reasonably require, to consummate the transactions contemplated under the Agreement, all fully executed.

4.02 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT AND/OR ADVANCES. The obligation of the Bank to make any extensions of credit and/or each Advance to or on account of the Borrower (including the initial extension of credit and/or the first Advance) shall be subject to the further conditions precedent that, as of the date of each extension of credit or Advance and after the making of such extension of credit or Advance:

      A. REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in the Section entitled "Representations and Warranties" herein and in any other document, instrument, agreement or certificate delivered to the Bank hereunder are true and correct.

      B. COLLATERAL. The security interest in the Collateral has been duly authorized, created and perfected with first priority and is in full force and effect and the Bank has been provided with satisfactory evidence of all filings necessary to establish such perfection and priority.

      C. EVENT OF DEFAULT. No event has occurred and is continuing which constitutes, or, with the lapse of time or giving of notice or both, would constitute an Event of Default.

      D. SUBSEQUENT APPROVALS, ETC. The Bank shall have received such supplemental approvals, opinions or documents as the Bank may reasonably request.

4.03 REAFFIRMATION OF STATEMENTS. For the purposes hereof, the Borrower's acceptance of the proceeds of any extension of credit and the Borrower's execution of any document or instrument evidencing or creating any Obligation hereunder shall each be deemed to constitute the Borrower's representation and warranty that the statements set forth above in this Section are true and correct.

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                                    SECTION V
                         REPRESENTATIONS AND WARRANTIES

The Borrower hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

5.01 STATUS. The Borrower is a corporation duly organized and validly existing under the laws of the State of Colorado and is properly licensed, qualified to do business and in good standing in, and, where necessary to maintain the Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which the Borrower is doing business.

5.02 AUTHORITY. The execution, delivery and performance by the Borrower of this Agreement and any instrument, document or agreement required hereunder have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, writ, judgment or injunction presently in effect affecting the Borrower; (ii) require any consent or approval of the stockholders of the Borrower of violate any provision of the articles of incorporation or by-laws of the Borrower; or (iii) result in a breach of or constitute a default under any material agreement to which the Borrower is a party or by which it or its properties may be bound or affected.

5.03 LEGAL EFFECT. This Agreement constitutes, and any document, instrument or agreement required hereunder when delivered will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

5.04 FICTITIOUS TRADE STYLES. The Borrower currently uses no fictitious trade styles in connection with its business operations. The Borrower shall notify the Bank within thirty (30) days of the use of any fictitious trade style at any future date, indicating the trade style and state(s) of its use.

5.05 FINANCIAL STATEMENTS. All financial statements, information and other data which may have been and which may hereafter be submitted by the Borrower to the Bank are true, accurate and correct and have been and will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent the Borrower's financial condition and, as applicable, the other information disclosed therein. Since the most recent submission of any such financial statement, information or other data to the Bank, the Borrower represents and warrants that no material adverse change in the Borrower's financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

5.06 LITIGATION. Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's properties before any court or administrative agency which, if determined adversely to the Borrower, would have a material adverse effect on the Borrower's financial condition, operations or the Collateral.

5.07 TITLE TO ASSETS. The Borrower has good and marketable title to all of its assets (including, but not limited to, the Collateral) and the same are not subject to any security interest, encumbrance, lien or claim of any third person except for Permitted Liens.

5.08 ERISA. If the Borrower has a pension, profit sharing or retirement plan subject to ERISA, such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

5.09 TAXES. The Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

5.10 ENVIRONMENTAL COMPLIANCE. The operations of the Borrower comply, and during the term of this Agreement will at all times comply, in all respects with all Environmental Laws; the Borrower has obtained licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary operations, all such Environmental Permits are in good standing, and the Borrower is in compliance with all material terms and conditions of such Environmental Permits; neither the Borrower nor any of its present properties or operations are subject to any outstanding written order from or agreement with any governmental authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material; there are no Hazardous Materials or other conditions or circumstances existing, or arising from operations prior to the date of this Agreement, with respect to any property of the Borrower that would reasonably be expected to give rise to Environmental Claims; provided however, that with respect to property leased from an unrelated third party, the foregoing representation is made to the best knowledge of the Borrower. In addition, (i) the Borrower does not have or maintain any underground storage tanks which are not properly registered or permitted under applicable Environmental Laws or which are leaking or disposing of Hazardous Materials off-site, and (ii) the Borrower has notified all of its employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

                                   SECTION VI
                                    COVENANTS

The Borrower covenants and agrees that, during the term of this Agreement, and so long thereafter as the Borrower is indebted to the Bank under this Agreement, the Borrower shall, unless the Bank otherwise consents in writing:

6.01 PRESERVATION OF EXISTENCE; COMPLIANCE WITH APPLICABLE LAWS. Maintain and preserve its existence and all rights and privileges now enjoyed; not liquidate or dissolve, merge or consolidate with or into, or acquire any other business organization; and conduct its business in accordance with all applicable laws, rules and regulations.

6.02 MAINTENANCE OF INSURANCE. Maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and maintain such other insurance and coverages as may be required by the Bank. All such insurance shall be in form and amount and with companies satisfactory to the Bank. With respect to insurance covering properties in which the Bank maintains a security interest or lien, such insurance shall be in an amount not less than the full replacement value thereof, at the Bank's request, shall name the Bank as loss payee pursuant to a loss payable endorsement satisfactory to the Bank and shall not be altered or canceled except upon ten
(10) days' prior written notice to the Bank. Upon the Bank's request, the Borrower shall furnish the Bank with the original policy or binder of all such insurance.

6.03 MAINTENANCE OF COLLATERAL AND OTHER PROPERTIES. With respect to Possessory
Collateral: (i) such Collateral at all times be of a character and value acceptable to the Bank, as determined by the Bank in its sole and absolute judgment; (ii) the Borrower shall not withdraw or seek to withdraw any of such Collateral now or hereafter in the possession of the Bank or the Bank's agents or any one of them; and (iii) the Borrower shall make timely payments of all taxes, charges, liens and assessments against the Collateral. With respect to all Collateral, except for Permitted Liens, the Borrower shall keep and maintain the Collateral free and clear of all levies, liens, encumbrances and security interests (including but not limited to, any lien of attachment, judgment or execution) and defend the Collateral against any such levy, lien, encumbrance or security interest, comply with all laws, statutes and regulations pertaining to the Collateral and its use and operation; execute, file and record such statements, notices and agreements, take such actions and obtain such certificates and other documents as necessary to perfect, evidence and continue the Bank's security interest in the Collateral and the priority thereof; maintain accurate and complete records of the Collateral which show all sales, claims and allowances; and properly care for, house, store and maintain the Collateral in good condition, free of misuse, abuse and deterioration, other than normal wear and tear. The Borrower shall also maintain and preserve all its properties in good working order and condition in accordance with the general practice of other businesses of similar character and size, ordinary wear and tear excepted.

6.04 PAYMENT OF OBLIGATIONS AND TAXES. Make timely payment of all assessments and taxes and all of its liabilities and obligations including, but not limited to, trade payables, unless the same are being contested in good faith by appropriate proceedings with the appropriate court or regulatory agency. For purposes hereof, the Borrower's issuance of a check, draft or similar instrument without delivery to the intended payee shall not constitute payment.

6.05 POSSESSORY COLLATERAL LOAN-TO-VALUE RATIO. The Borrower covenants and agrees that so long as all or any part of the Obligations shall remain outstanding, the outstanding principal balance of the Obligations shall remain outstanding, the outstanding principal balance of the Obligations shall at no time be greater than 90% of the value of the Possessory Collateral specifically identified in the "Collateral" section of this Agreement (or in any attached schedule) at its then current market value (as determined by the Bank) (the "Loan-to-Value Ratio").

To the extent that such Possessory Collateral Loan-to-Value Ratio is not maintained, the Borrower shall promptly, upon the Bank's request: (i) assign and pledge to the Bank such additional assets of a character satisfactory to the Bank and having a market value sufficient to reinstate and maintain such Possessory Collateral Loan-to-Value Ratio, or (ii) make payment to the Bank in an amount sufficient to reduce the outstanding principal balance of the Obligations so that such Possessory Collateral Loan-to-Value Ratio is reinstated and maintained.

6.06 INSPECTION RIGHTS. At any reasonable time and from time to time permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of the Borrower and to discuss the business and operations of the Borrower with any employee or representative thereof. If the Borrower now or at any time hereafter maintains any records (including, but not limited to, computer generated records and computer programs for the generation of such records) in the possession of a third party, the Borrower hereby agrees to notify such third party to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records it may request, all at the Borrower's expense, the amount of which shall be payable immediately upon demand. In addition, the Bank may, at any reasonable time and from time to time, conduct inspections and audits of the Collateral and the Borrower's accounts payable, the cost and expenses of which shall be paid by the Borrower to the Bank upon demand.

6.07 REPORTING REQUIREMENTS. Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

      A. 10-K REPORT. Not later than 30 days after filing with the Securities and Exchange Commission (SEC), a copy of the 10K report filed for that period.

      B. 10-Q REPORT. Not later than 75 days after the end of each quarter, a copy of the 10Q report for that period.

      C. OTHER INFORMATION. Promptly upon the Bank's request, such other information pertaining to the Borrower, the Collateral, or any Guarantor as the Bank may reasonably request.

6.08 TRANSFER ASSETS. Not sell, contract for sale, transfer, convey, assign, lease or sublet any assets of the Borrower, including, but not limited to, the Collateral, except in the ordinary course of business as presently conducted by the Borrower, and then, only for full, fair and reasonable consideration.

6.09 CHANGE IN THE NATURE OF BUSINESS. Not make any material change in the Borrower's financial structure or in the nature of the Borrower's business as existing or conducted as of the date of this Agreement.

6.10 NET WORTH. Maintain at all times a minimum Effective Tangible Net Worth of not less than $1.00.

6.11 COMPENSATION OF EMPLOYEES. Compensate the employees of the Borrower for services rendered at an hourly rate at least equal to the minimum hourly rate prescribed by any applicable federal or state law or regulation.

6.12  ENVIRONMENTAL COMPLIANCE.  The Borrower shall:

      A. Conduct the Borrower's operations and keep and maintain all of its properties in compliance with all Environmental Laws.

      B. Give prompt written notice to the Bank, but in no event later than 10 days after becoming aware, of the following: (i) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrower or any of its affiliates or any of its respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrower or its affiliates that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws.

      C. Upon the written request of the Bank, the Borrower shall submit to the Bank, at its sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice required pursuant to this Section.

      D. At all times indemnify and hold harmless the Bank from and against any and all liability arising out of any Environmental Claims.

6.13 NOTICE. Give the Bank prompt written notice of any and all (i) Events of Default; (ii) litigation, arbitration or administrative proceedings to which the Borrower is a party and which affects the Collateral; (iii) any change in the place of business of the Borrower or the acquisition of more than one place of business by the Borrower; (iv) any proposed or actual change in the name, identity or the business nature of the Borrower; and (v) other matters which have resulted in, or might result in a material adverse change in the Collateral or the financial condition or business operations of the Borrower.

                                   SECTION VII
                                EVENTS OF DEFAULT

Any one or more of the following described events shall constitute an event of default under this Agreement:

7.01 NON-PAYMENT. The Borrower shall fail to pay any Obligations within 10 days of when due.

7.02 PERFORMANCE UNDER THIS AND OTHER AGREEMENTS. The Borrower shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or in any document, instrument or agreement evidencing or relating to any indebtedness of the Borrower (whether owed to the Bank or third persons), and any such failure (exclusive of the payment of money to the Bank under this Agreement or under any other document, instrument or agreement, which failure shall constitute and be an immediate Event of Default if not paid when due or when demanded to be due) shall continue for more than 30 days after written notice from the Bank to the Borrower of the existence and character of such Event of Default.

7.03 REPRESENTATIONS AND WARRANTIES; FINANCIAL STATEMENTS. Any representation or warranty made by the Borrower under or in connection with this Agreement or any financial statement given by the Borrower or any Guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

7.04 INSOLVENCY. The Borrower or any Guarantor shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors;
(iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition;
(v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent than an order be made, appointing any receiver, custodian or trustee for itself or any of its properties, assets or businesses; or (vii) any receiver, custodian or trustee shall have been appointed for all or a substantial part of its properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.

7.05 EXECUTION. Any writ of execution or attachment or any judgment lien shall be issued against any property of the Borrower and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

7.06 REVOCATION OR LIMITATION OF GUARANTY. Any Guaranty shall be revoked or limited or its enforceability or validity shall be contested by any Guarantor, by operation of law, legal proceeding or otherwise or any Guarantor who is a natural personal shall die.

7.07 SUSPENSION. The Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct the Borrower's business as now conducted.

7.08 IMPAIRMENT OF COLLATERAL. There shall occur any injury or damage to all or any part of the Collateral or all or any part of the Collateral shall be lost, stolen, or destroyed, or, with respect to Possessory Collateral, there shall occur any deterioration or impairment of all or any part of such Collateral or a decline or depreciation in the value or market price of such Collateral, which changes cause the Collateral, in the sole and absolute judgement of the Bank, to become unacceptable as to character and value.

                                  SECTION VIII
                               REMEDIES ON DEFAULT

Upon the occurrence of any Event of Default, the Bank may, at its sole election, without demand and upon only such notice as may be required by law:

8.01 ACCELERATION. Declare any or all of the Borrower's indebtedness owing to the Bank, whether under this Agreement or under any other document, instrument or agreement, immediately due and payable, whether or not otherwise due and payable.

8.02 CEASE EXTENDING CREDIT. Cease making Advances or otherwise extending credit to or for the account of the Borrower under this Agreement or under any other agreement now existing or hereafter entered into between the Borrower and the Bank.

8.03 TERMINATION. Terminate this Agreement as to any future obligation of the Bank without affecting the Borrower's obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement.

8.04 RECORDS OF COLLATERAL. Require the Borrower to periodically deliver to the Bank records and schedules showing the status, condition and location of the Collateral and such contracts or other matters which affect the Collateral. In connection herewith, the Bank may conduct such audits or other examination of such records as the Bank, in its sole and absolute discretion, deems necessary.

8.05 PROTECTION OF SECURITY INTEREST. Make such payments and do such acts as the Bank, in its sole judgment, considers necessary and reasonable to protect its security interest or lien in the Collateral. The Borrower hereby irrevocably authorizes the Bank to pay, purchase, contest or compromise any encumbrance, lien or claim which the Bank, in its sole judgment, deems to be prior or superior to its security interest. Further, the Borrower hereby agrees to pay to the Bank, upon demand therefor, all expenses and expenditures (including attorneys' fees) incurred in connection with the foregoing.

8.06 FORECLOSURE. Enforce any security interest or lien given or provided for under this Agreement or under any security agreement, mortgage, deed or trust or other document relating to the Collateral, in such manner and such order, as to all or any part of the Collateral, as the Bank, in its sole judgment, deems to be necessary or appropriate and the Borrower hereby waives any and all rights, obligations or defenses now or hereafter established by law relating to the foregoing. In the enforcement of its security interest or lien, the Bank is authorized to enter upon the premises where any Collateral is located and take possession of the Collateral or any part thereof, together with the Borrower's records pertaining thereto, or the Bank may require the Borrower to assemble the Collateral and records pertaining thereto and make such Collateral and records available to the Bank at a place designated by the Bank. The Bank may sell the Collateral or any portions thereof, together with all additions, accessions and accessories thereto, giving only such notices and following only such procedures as are required by law, at either a public or private sale, or both, with or without having the Collateral present at the time of sale, which sale shall be on such terms and conditions and conducted in such manner as the Bank determines in its sole judgment to be commercially reasonable. Any deficiency which exists after the disposition or liquidation of the Collateral shall be a continuing liability of any obligor on or any guarantor of the Obligations and shall be immediately paid to the Bank.

8.07 APPLICATION OF PROCEEDS. All amounts received by the Bank as proceeds from the disposition or liquidation of the Collateral shall be applied to the Borrower's indebtedness to the Bank as follows: first, to the costs and expenses of collection, enforcement, protection and preservation of the Bank's lien in the Collateral, including court costs and reasonable attorneys' fees, whether or not suit is commenced by the Bank; next, to those costs and expenses incurred by the Bank in protecting, preserving, enforcing, collecting, selling or disposing of the Collateral; next to the payment of accrued and unpaid interest on all of the Obligations; next, to the payment of the outstanding principal balance of the Obligation; and last, to the payment of any other indebtedness owed by the Borrower to the Bank. Any excess Collateral or excess proceeds existing after the disposition or liquidation of the Collateral will be returned or paid by the Bank to the Borrower.

8.08 NON-EXCLUSIVITY OF REMEDIES. Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrower and the Bank, or otherwise.

                                   SECTION IX
                            MISCELLANEOUS PROVISIONS

9.01 DEFAULT INTEREST RATE. If an Event of Default has occurred and is continuing, the Bank, at its option, may require the Borrower to pay to the Bank interest on any Indebtedness or amount payable under this Agreement at a rate which is 3% in excess of the rate or rates otherwise then in effect under this Agreement.

9.02 BANK'S RIGHTS WITH RESPECT TO POSSESSORY COLLATERAL. With respect to the Possessory Collateral, at its option, whether or not the Borrower is in default, and without any obligation of the Bank to do so, the Bank may, either in the name of the Bank, the Bank's nominee or the Borrower:

      A. Collect, endorse and receive all sums including, but not limited to, dividends, and interest, now or hereafter payable upon or on account of the Possessory Collateral.

      B. Enter into any agreement relating to or affecting the Possessory Collateral and, in connection therewith, the Bank may surrender control of any such Collateral, accept other property in exchange for such Collateral and do and perform such acts as it deems proper. Any money or property received in exchange for any such Collateral shall be subject to and held by the Bank pursuant to the terms of this Agreement.

      C. Make any compromise or settlement with respect to the Possessory Collateral that the Bank, in its sole and absolute discretion, deems proper.

      D. Insure and do such other acts as the Bank deems necessary, in its sole discretion, to preserve or protect the Possessory Collateral.

      E. Cause the Possessory Collateral to be transferred to the Bank's name or the name of the Bank's nominee.

      F. With respect to the Possessory Collateral, exercise all rights, powers and remedies of an owner but excluding any voting rights.

9.03 RELIANCE. Each warranty, representation, covenant and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants or agreements which the Borrower shall now or hereafter give, or cause to be given, to the Bank.

9.04  DISPUTE RESOLUTION.

      A. DISPUTES. It is understood and agreed that, upon the request of any party to this Agreement, any dispute, claim or controversy of any kind, whether in contract or in tort, statutory or common law, legal or equitable, now existing or hereinafter arising between the parties in any way arising out of, pertaining to or in connection with: (i) this Agreement, or any related agreements, documents or instruments, (ii) all past and present loans, credits, accounts, deposit accounts (whether demand deposits or time deposits), safe deposit boxes, safekeeping agreement, guarantees, letters of credit, goods or services, or other transactions, contracts or agreements of any kind,
      (iii) any incidents, omissions, acts, practices, or occurrences causing injury to any party whereby another party or its agents, employees or representatives may be liable, in whole or in part, or (iv) any aspect of the past or present relationships of the parties, shall be resolved through two-step dispute resolution process administered by the Judicial Arbitration & Mediation Services, Inc. ("JAMS") as follows:

      B. STEP I - MEDIATION. At the request of any party to the dispute, claim or controversy, the matter shall be referred to the nearest office of JAMS for mediation, which is an informal, non-binding conference or conferences between the parties in which a retired judge or justice from the JAMS panel will seek to guide the parties to a resolution of the case.

      C. STEP II - ARBITRATION (CONTRACTS NOT SECURED BY REAL PROPERTY). Should any dispute, claim or controversy remain unresolved at the conclusion of the Step I Mediation Phase, then (subject to the restriction at the end of this subparagraph) all such remaining matters shall be resolved by final and binding arbitration before a different judicial panelist, unless the parties shall agree to have the mediator panelist act as arbitrator. The hearing shall be conducted at a location determined by the arbitrator in Los Angeles, California (or such other city as may be agreed upon by the parties) and shall be administered by and in accordance with the then existing Rules of Practice and Procedure of JAMS and judgement upon any award rendered by the arbitrator may be entered by any State or Federal Court having jurisdiction thereof. The arbitrator shall determine which is the prevailing party and shall include in the award that party's reasonable attorneys' fees and costs. This subparagraph shall apply only if, at the time of the submission of the matter to JAMS, the dispute or issues involved do not arise out of any transaction which is secured by real property collateral or, if so secured, all parties consent to such submission

      As soon as practicable after selection of the arbitrator, the arbitrator, or the arbitrator's designated representative, shall determine a reasonable estimate of anticipated fees and costs of the arbitrator, and render a statement to each party setting forth that party's pro-rata share of said fees and costs. Thereafter, each party shall, within 10 days of receipt of said statement, deposit said sum with the arbitrator. Failure of any party to make such a deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend the claim which is the subject of the arbitration, but shall not otherwise serve to abate, stay or suspend the arbitration proceedings.

      D. STEP II - TRIAL BY COURT REFERENCE (CONTRACTS SECURED BY REAL PROPERTY). If the dispute, claim or controversy is not one required or agreed to be submitted to arbitration, as provided in the above subparagraph, and has not been resolved by Step I mediation, then any remaining dispute, claim or controversy shall be submitted for determination by a trial on Order of Reference conducted by a retired judge or justice from the panel of JAMS appointed pursuant to the provisions of Section 638(1) of the California Code of Civil Procedure, or any amendment, addition or successor section thereto, to hear the case and report a statement of decision thereon. The parties intend this general reference agreement to be specifically enforceable in accordance with said section. If the parties are unable to agree upon a member of the JAMS panel to act as referee, then one shall be appointed by the Presiding Judge of the county wherein the hearing is to be held. The parties shall pay in advance, to the referee, the estimated reasonable fees and costs of the reference, as may be specified in advance by the referee. The parties shall initially share equally, by paying their proportionate amount of the estimated fees and costs of the reference. Failure of any party to make such a fee deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend any cause of action which is the subject of the reference, but shall not otherwise serve to abate, stay or suspend the reference proceeding.

      E. PROVISIONAL REMEDIES, SELF HELP AND FORECLOSURE. No provision of, or the exercise of any rights under any portion of this Dispute Resolution provision, shall limit the right of any party to exercise self help remedies such as set off, foreclosure against any real or personal property collateral, or the obtaining of provisional or ancillary remedies, such as injunctive relief or the appointment of a receiver, from any court having jurisdiction before, during or after the pendency of any arbitration. At the Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for provisional remedies, pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party to submit the controversy or claim to arbitration.

9.05 WAIVER OF JURY. The Borrower and the Bank hereby expressly and voluntarily waive any and all rights, whether arising under the California constitution, any rules of the California Code of Civil Procedure, common law or otherwise, to demand a trial by jury in any action, matter, claim or cause of action whatsoever arising out of or in any way related to this Agreement or any other agreement, document or transaction contemplated hereby.

9.06 RESTRUCTURING EXPENSES. In the event the Bank and the Borrower negotiate for, or enter into, any restructuring, modification or refinancing of the Indebtedness under this Agreement for the purposes of remedying an Event of Default, The Bank, may require the Borrower to reimburse all of the Bank's costs and expenses incurred in connection therewith, including, but not limited to reasonable attorneys' fees and the costs of any audit or appraisals required by the Bank to be performed in connection with such restructuring, modification or refinancing.

9.07 ATTORNEYS' FEES. In the event of any suit, mediation, arbitration or other action in relation to this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the indebtedness hereunder, the prevailing party, in addition to all other sums to which it may be entitled, shall be entitled to reasonable attorneys' fees.

9.08 NOTICES. All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by Western Union telegram, addressed to the address set forth below such party's signature to this Agreement or to such other address as may be specified from time to time in writing by either party to the other.

9.09 WAIVER. Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder or under any other document, instrument or agreement mentioned herein constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

9.10 CONFLICTING PROVISIONS. To the extent that any of the terms or provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

9.11 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the Bank's prior written consent. The Bank may sell, assign or grant participations in all or any portion of its rights and benefits hereunder. The Borrower agrees that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower and any guarantor.

9.12 JURISDICTION. This Agreement, any notes issued hereunder, the rights of the parties hereunder to and concerning the Collateral, and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby submit.

9.13 HEADINGS. The heading set forth herein are solely for the purpose of identification and have no legal significance.

9.14 ENTIRE AGREEMENT. This Agreement and all documents, instruments and agreements mentioned herein constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties or pertaining to the transactions contemplated hereunder that are not incorporated or referenced in this Agreement or in such documents, instruments and agreements are superseded hereby.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                              BORROWER:
SANWA BANK CALIFORNIA                              NEOTHERAPEUTICS, INC.

By         /s/Fred A. Hoekstra                     By     /s/Alvin J. Glasky
     ------------------------------------             --------------------------
     Fred A. Hoekstra, Authorized Officer             Alvin J. Glasky, President

Address:                                           Address:
Newport Beach Office                               157 Technology Drive
4400 MacArthur Boulevard                           Irvine, CA 92618
Newport Beach, CA 92660

                               SECURITIES SCHEDULE



The securities described below are part of the Collateral as defined and described in this Line of Credit Agreement dated August 20, 1997 to which this
Schedule is attached.

--------------------------------------------------------------------------------

BONDS:

$1,750,000.00 par value Federal Home Loan Banks Consolidated Bond dated December 28, 1995 at 6.03% maturing December 28, 1998 held by Bank of America Illinois in Account No.

                               SECURITY AGREEMENT



This Security Agreement ("Agreement") is made and entered into this 14th day of November 1997 by and between SANWA BANK CALIFORNIA (the "Bank") and NEOTHERAPEUTICS, INC. (the "Grantor").

1. GRANT OF SECURITY INTEREST. The Grantor hereby grants to the Bank a security interest in and to all of the following property (hereinafter collectively referred to as the "Collateral"):

        A. SECURITIES. Those shares of stock, bonds, and other negotiable and non-negotiable securities listed on the "Collateral Securities Schedule" attached to this Agreement and on any additional and supplemental schedules or exhibits now or thereafter attached hereto, together with all warrants, options, stock rights, rights to subscribe, liquidating dividends, payments, dividends paid in stock, new securities or other property derived therefrom or to which the Grantor may become entitled to receive on account thereof.

        B. MONIES AND OTHER PROPERTY IN POSSESSION. In addition to the above, all monies, and property of the Grantor now or hereafter in the possession of the Bank or the Bank's agents, or any one of them, including, but not limited to, all deposit accounts, certificates of deposit, stocks, bonds, indentures, warrants, options and other negotiable and non-negotiable securities and instruments, together with all stock rights, rights to subscribe, liquidating dividends, cash dividends, payments, dividends paid in stock, new securities or other property to which the Grantor may become entitled to receive on account of such property.

The Bank's security interest in the Collateral shall be a continuing lien and shall include all proceeds and products of the Collateral including but not limited to, the proceeds of any insurance thereon.

2. THE INDEBTEDNESS. The Collateral secures payment of all obligations and indebtedness pursuant to that certain Line of Credit Agreement dated August 20, 1997 between the Bank and the Borrower in the original aggregate principal balance of $1,600,000.00. The indebtedness and obligations secured hereby (hereinafter referred to as the "Indebtedness") shall include any and all modifications, extensions and renewals of such obligations or indebtedness and performance of all the terms, covenants and agreements contained in this Security Agreement and in any other document, instrument or agreement evidencing or related to the Indebtedness or the Collateral.

The Indebtedness secured hereby shall not include any indebtedness incurred for personal, family or household purposes except to the extent any disclosure required under any consumer protection law (including but not limited to the Truth in Lending Act) or any regulation thereto, as now existing or hereafter amended, is or has been given.

                                       (1)

3. GRANTOR'S REPRESENTATIONS AND WARRANTIES. The Grantor hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

        A. STATUS. The Grantor is a corporation duly organized and validly existing under the laws of the State of Colorado and is properly licensed, qualified to do business and in good standing in, and, where necessary to maintain the Grantor's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which the Grantor is doing business.

        B. AUTHORITY. The execution, delivery and performance by the Grantor of this Security Agreement and any instrument, document or agreement required hereunder have been duly authorized and do not and will not:
        (i) violate any provision of any law, rule, regulation, writ, judgment or injunction presently in effect affecting the Grantor; (ii) require any consent or approval of the stockholders or violate any provision of the articles of incorporation or by-laws of the Grantor; or (iii) result in a breach of or constitute a default under any material agreement to which the Grantor is a party or by which the Grantor's properties may be bound or affected.

        C. LEGAL EFFECT. This Security Agreement constitutes, and any document, instrument or agreement required hereunder when delivered will constitute, legal, valid and binding obligations of the Grantor enforceable against the Grantor in accordance with their respective terms.

        D. FICTITIOUS TRADE STYLES. The Grantor currently uses no fictitious trade styles in connection with its business operations. The Grantor shall notify the Bank within thirty (30) days of the use of any fictitious trade style at any future date, indicating the trade style and state(s) of its use.

        E. TITLE TO COLLATERAL; PERMITTED LIENS. The Grantor has good and marketable title to the Collateral and the same is not now and shall not become subject to any security interest, encumbrance, lien or claim of any third person other than: (i) liens and security interests securing the Indebtedness or other indebtedness owed to the Bank; (ii) liens for taxes, assessments or similar charges either not yet due or being contested in good faith; (iii) liens of mechanics, materialmen, warehousemen, carriers or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by the Grantor in the ordinary course of business to secure indebtedness outstanding on the date hereof or permitted to be incurred hereunder; (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; and (vi) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount which respect to the net value of the Grantor's assets (collectively, the "Permitted Liens").

        F. FINANCIAL STATEMENTS. All financial statements, information and other data now or hereafter submitted to the Bank by the Grantor in connection with the transaction with respect to which this Security Agreement is entered into are true, accurate and correct and have been or will be prepared in accordance with generally accepted accounting principles consistently applied. Since the most recent submission of any such financial statement, information or other data to the Bank, the Grantor represents and warrants that no material adverse change in the financial condition or operations as disclosed therein or thereby has occurred which has not been fully disclosed to the Bank in writing.

        G. LITIGATION. Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Grantor, threatened against or affecting the Grantor's properties before any court of administrative agency which, if determined adversely to the Grantor, would have a material adverse effect on the Grantor's financial condition, operations or the Collateral.

        H. TAXES The Grantor has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

                                      (2)

4. GRANTOR'S COVENANTS. The Grantor covenants and agrees that, unless the Bank otherwise consents in writing, the Grantor shall at all times:

        A. MAINTENANCE OF COLLATERAL. Except for Permitted Liens, keep and maintain the Collateral free and clear of all levies, liens, encumbrances and other security interests (including, but not limited to, any lien of attachment, judgment or execution) and defend the Collateral against any such levy, lien, encumbrance or security interest; comply with all laws, statutes and regulations pertaining to the Collateral and take such actions and execute such agreements and other documents necessary to perfect, evidence and continue the Bank's security interest in the Collateral and the priority thereof.

        B. COVENANTS WITH RESPECT TO POSSESSORY COLLATERAL. With respect to Possessory Collateral, (which is defined to mean that portion of the Collateral which consists of securities, certificates of deposit, savings or checking accounts, notes and instruments and any other similar collateral in which a security interest is normally perfected through possession by the Bank or its agent), the Grant covenants and agrees:

               (i) The Possessory Collateral shall at all times be of a character and value acceptable to the Bank, as determined by the Bank in its sole and absolute judgment.

               (ii) The Grantor shall not withdraw or seek to withdraw any of the Possessory Collateral now or hereafter in the possession of the Bank or the Bank's agents.

               (iii) The Grantor shall make timely payments of all taxes, charges, liens and assessments against the Possessory Collateral.

        C. REPORTING REQUIREMENTS. Promptly upon the Bank's request, deliver or cause to be delivered to the Bank such information pertaining to the Grantor, the Collateral or such other matters as the Bank may reasonably request.

        D. PAYMENT OF OBLIGATIONS. Pay all of the Grantor's liabilities and obligations when due.

        E. COMPENSATION OF EMPLOYEES. Compensate the Grantor's employees for services rendered at an hourly rate at least equal to the minimum hourly rate prescribed by any applicable federal or state law or regulation.

        F. POSSESSORY COLLATERAL LOAN-TO-VALUE RATIO. The Grantor covenants and agrees that so long as all or any part of the Indebtedness shall remain outstanding, the outstanding principal balance of the obligations secured by this Agreement shall at no time be greater than 90.00% of the value of the Possessory Collateral at its then current market value (as determined by the Bank) "the "Loan-to-Value Ratio").

        G. NOTICES. Give the Bank prompt written notice of: (i) any change in the Grantor's place of business or the acquisition of more than one place of business; (ii) any proposed or actual change in the Grantor's name, identify or business nature; (iii) any change in the location of any Collateral; (iv) any Event of Default; (v) litigation, arbitration or administrative proceedings to which the Grantor is a party and which affects the Collateral;

                                      (3)
        and (vi) any other matter which has resulted in, or might result in, a material adverse change in the Collateral or the financial condition or business operations of the Grantor.

5. BANK'S RIGHTS REGARDING POSSESSORY COLLATERAL. With respect to the Possessory Collateral, at its option and without any obligation to do so, the Bank may, either in the name of the Bank, the Bank's nominee or the Grantor:

        A. Collect, endorse and receive all sums including, but not limited to, dividends, and interest, now or hereafter payable upon or on account of the Possessory Collateral.

        B. Enter into any agreement relating to or affecting the Possessory Collateral and, in connection therewith, the Bank may surrender control of any such Collateral, accept other property in exchange for such Collateral and do and perform such acts as it deems proper. Any money or property received in exchange for any such Collateral shall be subject to and held by the Bank pursuant to the terms of this Security Agreement.

        C. Make any compromise or settlement with respect to the Possessory Collateral that the Bank, in its sole and absolute discretion, deems proper.

        D. Insure and do such other acts as the Bank deems necessary, in its sole discretion, to preserve or protect the Possessory Collateral.

        E. Cause the Possessory Collateral to be transferred to the Bank's name or the name of the Bank's nominee.

        F. With respect to the Possessory Collateral, exercise all rights, powers and remedies of an owner but excluding any voting rights.

6. EVENTS OF DEFAULT. Any one or more of the following described events shall constitute an event of default ("Event of Default") hereunder.

        A. NON-PAYMENT. There shall occur a failure to pay when due any payment of principal or interest or any other sum referred to in this Security Agreement or under any other document, instrument or agreement evidencing or relating to any indebtedness owed by the Grantor to the Bank or owed to the Bank by any obligor on the Indebtedness.

        B. PERFORMANCE UNDER THIS AND OTHER AGREEMENTS. The Grantor shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Security Agreement or in any document, instrument or agreement evidencing or relating to any indebtedness of the Grantor or any indebtedness of any obligor on the Indebtedness (whether such indebtedness is owed to the Bank or third persons), and any such failure (exclusive of the payment of money to the Bank, which failure shall constitute and be an immediate Event of Default if not paid when due or when demanded to be due) shall continue for more than 30 days after written notice from the Bank to the Grantor or the obligor on the Indebtedness of the existence and character of such Event of Default.

        C. REPRESENTATIONS AND WARRANTIES: FINANCIAL STATEMENTS. Any representation or warranty made under or in connection with this Security Agreement or any financial statement or information given in connection with the transaction with respect to which this Security Agreement is entered into shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

        D. INSOLVENCY. The Grantor or any obligor on or any guarantor of the Indebtedness shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an

                                      (4)
        assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made appointing, any receiver, custodian or trustee, for itself or any of its properties, assets or business; of (vii) any receiver, custodian or trustee shall have been appointed for all or a substantial part of its properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.

        E. EXECUTION. Any writ of execution or attachment or any judgment lien shall be issued against the Collateral and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

        F. IMPAIRMENT OF COLLATERAL. There shall occur any deterioration or impairment of all or any part of the Collateral or any decline or depreciation in the value or market price of the Collateral which causes the Collateral, in the sole and absolute judgment of the Bank, to become unacceptable as to character or value.

        G. REVOCATION OR LIMITATION OF GUARANTY. Any guaranty given with respect to the Indebtedness shall be revoked or limited or its enforceability or validity shall be contested by any guarantor, by operation of law, legal proceeding or otherwise or any guarantor who is a natural person shall die.

        H. SUSPENSION. The Grantor or any obligor on the Indebtedness shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any federal, state or municipal agency or authority necessary to conduct such person's business as now conducted.

        I. CHANGE IN OWNERSHIP. There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 10% of the issued and outstanding capital stock of the Grantor or any obligor on the Indebtedness, if a corporation, or there shall occur a change in any general partner or a change affecting the control of the Grantor or any obligor on the Indebtedness, if a partnership.

7. BANK'S RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default, the Bank may, at its sole and absolute election, without demand and only upon such notice as may be required by law:

        A. ACCELERATION. Declare the Indebtedness and any or all other indebtedness owing to the Bank by the Grantor or any obligor on the Indebtedness (however such indebtedness may be evidence or secured) immediately due and payable, whether or not otherwise due and payable.

        B. CEASE EXTENDING CREDIT. Cease extending credit to or for the account of the Grantor or any obligor on the Indebtedness under any agreement now existing or hereafter entered into with the Bank.

        C. TERMINATION. Terminate any agreement as to any future obligation of the Bank without affecting the Grantor's obligations to the Bank or the Bank's rights and remedies under this Security Agreement or under any other document, instrument or agreement.

                                      (5)

        D. PROTECTION OF SECURITY INTEREST IN COLLATERAL. Make such payments and do such acts as the Bank, in its sole judgment, considers necessary and reasonable to protect its security interest in the Collateral. The Grantor hereby irrevocably authorizes the Bank to pay, purchase, contest or compromise any encumbrance, lien or claim which the Bank, in its sole judgment, deems to be prior or superior to its security interest. Further, the Grantor hereby agrees to pay to the Bank, upon demand therefor, all expenses and expenditures (including attorneys' fees) incurred in connection with the foregoing.

        E. FORECLOSURE. Enforce any security interest or lien given or provided for under this Security Agreement or under any other document relating to the Collateral, in such manner and such order, as to all or any part of the Collateral, as the Bank, in its sole judgment, deems to be necessary to appropriate and the Grantor hereby waives any and all rights, obligations or defenses now or hereafter established by law relating to the foregoing. In the enforcement of its security interest in the Collateral, the Bank is authorized to enter upon the premises where any Collateral is located and take possession of the Collateral or any part thereof, together with the Grantor's records pertaining thereto, or the Bank may require the Grantor to assemble the Collateral and records pertaining thereto and make such Collateral and records available to the Bank at a place designated by the Bank. The Bank may sell the Collateral or any portions thereof, together with all additions, accessions and accessories thereto, giving only such notices and following only such procedures as are required by law, at either a public or private sale, or both, with or without having the Collateral present at the time of sale, which sale shall be on such terms and conditions and conducted in such manner as the Bank determines in its sole judgment to be commercially reasonable. Any deficiency which exists after the disposition or liquidation of the Collateral shall be a continuing liability of any obligor on or any guarantor of the Indebtedness and shall be immediately paid to the Bank.

        F. APPLICATION OF PROCEEDS. All amounts received by the Bank as proceeds from the disposition or liquidation of the Collateral shall be applied as follows: first, to the costs and expenses of collection, including court costs and reasonable attorneys' fees, whether or not suit is commenced by the Bank; next, to those costs and expenses incurred by the Bank in protecting, preserving, enforcing, collecting, selling or disposing of the Collateral; next, to the payment of accrued and unpaid interest on all of the Indebtedness; next, to the payment of the outstanding principal balance of the Indebtedness; and last, to the payment of any other indebtedness owed by the Grantor to the Bank. Any excess Collateral or excess proceeds existing after the disposition or liquidation of the Collateral will be returned or paid by the Bank to the Grantor.

        G. NON-EXCLUSIVITY OF REMEDIES. Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Bank and the Grantor or any obligor on or guarantor of the Indebtedness, or otherwise.

8.      MISCELLANEOUS PROVISIONS.

        A. AMOUNTS PAYABLE UNDER THIS SECURITY AGREEMENT. If the Grantor fails to pay on demand the amount of any obligations referred to in this Security Agreement, the Bank may pay such amount at its option and without any obligation to do so and without waiving any default occasioned by the Grantor's failure to pay such amount. All amounts so paid by the Bank, together with reasonable attorneys' fees and all other costs, charges and expenses relating to the Indebtedness, shall be a part of the Indebtedness and shall bear interest at the highest rate chargeable on any Indebtedness until paid in full.

                                      (6)

        B. OTHER TERMS. Terms not otherwise defined in this Security Agreement shall have the meanings attributed to such terms in the California Uniform Commercial Code.

        C. RELIANCE. Each warranty, representation, covenant and agreement contained in this Security Agreement shall be conclusively presumed to have been relief upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants or agreements which the Grantor shall now or hereafter give, or cause to be given, to the Bank.

        D. ATTORNEYS' FEES. In the event of any action in relation to this Security Agreement, the Collateral or any document, instrument or agreement secured hereby or related hereto, the prevailing party, in addition to all other sums to which it may entitled, shall be entitled to reasonable attorneys' fees.

        E. NOTICES. All notices, payments, requests, information and demands which either party hereto may desire, or be required to give or make to the other party, shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by Western Union telegram, addressed to the address set forth below such party's signature to this Security Agreement or to such other address as may be specified from time to time in writing by either party to the other.

        F. WAIVER. Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right, nor shall any waiver of any right or default hereunder or under any other document, instrument or agreement mentioned herein constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

        G. ASSIGNMENT. This Security Agreement shall be binding upon and inure to the benefit of the Grantor and the Bank and their respective successors and assigns, except that the Grantor shall not have the right to assign the Grantor's rights hereunder or any interest herein without the Bank's prior written consent. The Bank may sell or assign all or any portion of its rights and benefits hereunder and, in connection therewise, may deliver to such prospective buyer or assignee financial statements and other relevant information pertaining to the Grantor or any obligor on the Indebtedness.

        H. SEVERABILITY. Should any one or more provisions of this Security Agreement be determined to be illegal or unenforceable, all other provisions shall remain effective.

        I. JURISDICTION. This Security Agreement and the rights of the parties hereunder to and concerning the Collateral, and any documents, instruments or agreements mentioned or referred to herein, shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby submit.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the date first hereinabove written.

BANK:

SANWA BANK CALIFORNIA

                                      (7)

BY:     /S/ TODD L. MALDONADO
        --------------------------
        TODD L. MALDONADO
        COMMERCIAL BANKING OFFICER

ADDRESS:
NEWPORT BEACH OFFICE
4400 MACARTHUR BOULEVARD
NEWPORT BEACH, CA  92660



GRANTOR:

NEOTHERAPEUTICS, INC.

BY:     /S/ ALVIN J. GLASKY
        --------------------------
        ALVIN J. GLASKY, PRESIDENT

ADDRESS:
157 TECHNOLOGY DRIVE
IRVINE, CA  92618

                                      (8)

                               SECURITIES SCHEDULE


The securities described below are part of the Collateral as defined and described in this Security Agreement dated November 14, 1997 to which this
Schedule is attached.


--------------------------------------------------------------------------------

BONDS:

$1,750,000.00 par value Federal Home Loan Banks Consolidated Bond dated December 28, 1995 at 6.030% maturing December 28, 1998 held by Sanwa Bank California's Trust Department in account No. 71N001004.

                                      (9)

                             PLEDGEHOLDER AGREEMENT



THIS PLEDGEHOLDER AGREEMENT (the "Agreement") is made as of this 20th day of August, 1997 by and between SANWA BANK CALIFORNIA (the "Bank"), NEOTHERAPEUTICS, INC. (the "Grantor"), and BANK OF AMERICA (the "Pledgeholder") with respect to the matters that follow:

1. THE COLLATERAL. As security for the payment of certain debts, obligations and liabilities (hereinafter collectively referred to as the "Indebtedness") owed and to be owed by NEOTHERAPEUTICS, INC. to the Bank and performance of all the terms, covenants and agreements contained in certain documents, instruments and agreements evidencing, securing or related to the Indebtedness, the Grantor has granted to the Bank, pursuant to the terms, covenants and agreements contained in a certain security agreement (the "Security Agreement") entered into between the Bank and the Grantor and relating to the property described below, together with all proceeds thereof (hereinafter collectively referred to as the "Collateral"), a security interest in and to, among other items, the following:

Those shares of stock, bonds, indentures, negotiable and non-negotiable securities and instruments listed on the attached Exhibit "A" and on any additional and supplemental exhibits to this Agreement, together with all warrants, options, stock rights, right to subscribe, liquidating dividends, cash dividends, payments, dividends paid in stock, new securities or other property derived therefrom or to which the Grantor may become entitled to receive on account thereof, which are held by the Pledgeholder and which are maintained by the Pledgeholder in one or more accounts, including but not limited to the account numbered 01-40-403-0008875 (collectively, the "Account").

2. APPOINTMENT OF PLEDGEHOLDER. In order to perfect the security interest of the Bank in and to the Collateral, the Bank in and to the Collateral, the Bank hereby appoints the Pledgeholder, the Grantor hereby acknowledges and irrevocably authorizes the appointment of the Pledgeholder, and the Pledgeholder irrevocably accepts its appointment, as agent for and under the instructions of the Bank, to hold any and all Collateral which is now or shall hereafter be in the possession or under the control of the Pledgeholder.

3. LIMITATIONS ON DISPOSITION OF COLLATERAL. Except to the extent that the Pledgeholder is authorized or permitted by the Bank or under this Agreement or is required by court order, writ or other legal process, the Collateral or any portion thereof shall not be released by or withdrawn from the possession or control of the Pledgeholder. Notwithstanding the foregoing, to the extent that the Collateral or any portion thereof consists of stock, bonds, indentures, warrants, options, stock rights, or other negotiable or non-negotiable securities, such item or items of the Collateral may, at the option and direction of the Grantor, be sold or otherwise disposed of provided that the proceeds therefrom are reinvested in other securities which are held by the Pledgeholder and are of a character and value acceptable to the Bank and provided further that, prior to and following such sale or disposition and such reinvestment, the then current market value of such securities held by the Pledgeholder shall not be less than an a mount designated from time to time by the Bank to the Pledgeholder.

4. TRANSFER OF COLLATERAL TO BANK. Upon such instructions as may be given by the Bank to the Pledgeholder, the Pledgeholder shall (as directed by the Bank) either deliver the Collateral or such portions thereof (together with, as applicable, all stock powers executed by the Grantor, the Pledgeholder and others) to the Bank or liquidate, sell or otherwise dispose of the Collateral or

                                       (1)
such portions thereof and remit the proceeds therefrom to the Bank at the address set forth herein or in the instructions given by the Bank to the Pledgeholder.

5. INDEMNIFICATION OF PLEDGEHOLDER. The Pledgeholder is hereby authorized to comply with the terms and conditions of this Agreement and the instructions given to the Pledgeholder pursuant hereto, and the Grantor hereby releases and discharges the Pledgeholder from any and all duties and obligations which the Pledgeholder may otherwise have to the Grantor under any prior instructions or agreements which conflict with the matters contained in this Agreement. The Grantor hereby agrees to and shall indemnify and defend the Pledgeholder and shall hold the Pledgeholder harmless from and against any and all claims, demands, costs and expenses (including court costs and attorneys' fees) arising from any litigation or proceeding which may be commenced with respect to the Collateral, the Account or the obligations of the Pledgeholder hereunder or which may be incurred by reason of following any instruction given to the Pledgeholder pursuant to this Agreement.

6. DEFINITIONS. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the California Uniform Commercial Code.

7.      DISPUTE RESOLUTION.

        A. DISPUTES. It is understood and agreed that, upon the request of any party to this Agreement, any dispute, claim or controversy of any kind, whether in contract or in tort, statutory or common law, legal or equitable, now existing or hereinafter arising between the parties in any way arising out of, pertaining to or in connection with: (i) this Agreement, or any related agreements, documents or instruments, (ii) all past and present loans, credits, accounts, deposit accounts (whether demand deposits or time deposits), safe deposit boxes, safekeeping agreements, guarantees, letters of credit, goods or services, or other transactions, contracts or agreements of any kind, (iii) any incidents, omissions, acts, practices, or occurrences causing injury to any party whereby another party or its agents, employees or representatives may be liable, in whole or in part, or (iv) any aspect of the past or present relationships of the parties, shall be resolved through a two-step dispute resolution process administered by the Judicial Arbitration & Mediation Services, Inc. ("JAMS") as follows:

        B. STEP I - MEDIATION. At the request of any party to the dispute, claim or controversy, the matter shall be referred to the nearest office of JAMS for mediation, which is an informal, non-binding conference or conferences between the parties in which a retired judge or justice from the JAMS panel will seek to guide the parties to a resolution of the case.

        C. STEP II - ARBITRATION (CONTRACTS NOT SECURED BY REAL PROPERTY). Should any dispute, claim or controversy remain unresolved at the conclusion of the Step I Mediation Phase, then (subject to the restriction at the end of this subparagraph ) all such remaining matters shall be resolved by final and binding arbitration before a different judicial panelist, unless the parties shall agree to have the mediator panelist act as arbitrator. The hearing shall be conducted at a location determined by the arbitrator in Los Angeles, California (or such other city as may be agreed upon by the parties) and shall be administered by and in accordance with the then existing Rules of Practice and Procedure of JAMS and judgement upon any award rendered by the arbitrator may be entered by any State or Federal Court, having jurisdiction thereof. The arbitrator shall determine which is the prevailing party and shall include in the award that party's reasonable attorneys' fees and costs. This subparagraph shall apply only if, at the time of the submission of the matter to JAMS, the dispute or issues involved do not arise out of any transaction which is secured by real property collateral or, if so secured, all parties consent to such submission.

                                      (2)

        As soon as practicable after selection of the arbitrator, the arbitrator, or the arbitrator's designated representative, shall determine a reasonable estimate of anticipated fees and costs of the arbitrator, and render a statement to each party setting forth that party's pro-rata share of said fees and costs. Thereafter, each party shall, within 10 days of receipt of said statement, deposit said sum with the arbitrator. Failure of any party to make such a deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend the claim which is the subject of the arbitration, but shall not otherwise serve to abate, stay or suspend the arbitration proceedings.

        D. STEP II - TRIAL BY COURT REFERENCE (CONTRACTS SECURED BY REAL PROPERTY). If the dispute, claim or controversy is not one required or agreed to be submitted to arbitration, as provided in the above subparagraph, and has not been resolved by Step I mediation, then any remaining dispute, claim or controversy shall be submitted for determination by a trial on Order of Reference conducted by a retired judge or justice from the panel of JAMS appointed pursuant to the provisions of Section 638(1) of the California Code of Civil Procedure, or any amendment, addition or successor section thereto, to hear the case and report a statement of decision thereof. The parties intend this general reference agreement to be specifically enforceable in accordance with said section. If the parties are unable to agree upon a member of the JAMS panel to act as referee, then one shall be appointed by the Presiding Judge of the county wherein the hearing is to be held. The parties shall pay in advance, to the referee, the estimated reasonable fees and costs of the reference, as may be specified in advance by the referee. The parties shall initially share equally, by paying their proportionate amount of the estimated fees and costs of the reference. Failure of any party to make such a fee deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend any cause of action which is the subject of the reference, but shall not otherwise serve to abate, stay or suspend the reference proceeding.

        E. PROVISIONAL REMEDIES, SELF HELP AND FORECLOSURE. No provision of, or the exercise of any rights under any portion of this Dispute Resolution provision, shall limit the right of any party to exercise self help remedies such as set off, foreclosure against any real or personal property collateral, or the obtaining of provisional or ancillary remedies, such as injunctive relief or the appointment of a receiver, from any court having jurisdiction before, during or after the pendence of any arbitration. At the Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for provisional remedies, pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party to submit the controversy or claim or arbitration.

8. ATTORNEY'S FEES. In the event of any mediation, arbitration, suit or other action to enforce this Agreement or which otherwise arises out of this Agreement, the prevailing party, in addition to all other sums to which it may be entitled, shall be entitled to reasonable attorneys' fees.

9. NOTICES. All notices, payments, requests, information and demands which any party hereto may desire or be required to give or make to any other party shall be given or made to such party by hand delivery or express mail or through deposit in the United States mail, postage prepaid, or by Western Union telegram, or by telex, addressed to the address set forth below such party's signature to this Agreement or to such other address as may be specified from time to time in writing by any party to the other parties.

                                      (3)

10. NO WAIVER. Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right.

11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and agents.

12. JURISDICTION. This Agreement and the rights of the parties hereunder to and concerning the Collateral, and any documents, instruments or agreements mentioned or referred to herein, shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby submit.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first hereinabove written.


BANK:                                     GRANTOR:

SANWA BANK CALIFORNIA                     NEOTHERAPEUTICS, INC.

BY: /S/ FRED A. HOEKSTRA                  BY: /S/ ALVIN J. GLASKY
    -----------------------------------       ----------------------------------
    FRED A. HOEKSTRA, AUTHORIZED OFFICER      ALVIN J. GLASKY, PRESIDENT

ADDRESS:                                  ADDRESS:

NEWPORT BEACH OFFICE                      ONE TECHNOLOGY DRIVE
4400 MACARTHUR BOULEVARD                  IRVINE, CA  92618
NEWPORT BEACH, CA  92660

                                          PLEDGEHOLDER:

                                          BANK OF AMERICA

                                          BY:
                                               ---------------------------------
                                               NAME/TITLE

                                          ADDRESS:

                                          231 SOUTH LASALLE STREET
                                          CHICAGO, IL  60697


                                      (4)

                                   EXHIBIT "A"
                               SECURITIES SCHEDULE
                             PLEDGEHOLDER AGREEMENT


--------------------------------------------------------------------------------


                                      VOID


                                      (5)

                                                          ASSIGNMENT AS SECURITY

        FOR VALUE RECEIVED, I, NeoTherapeutics, Inc., Principal Trustor Beneficiary under the above account number in the files of SANWA BANK CALIFORNIA, Trust Department (hereinafter referred to as Trustee/Custodian), do hereby assign and deliver unto Sanwa Bank California, (hereinafter referred to as Assignee) all my right, title, and interest in and to said account and the benefits thereof, subject to the rights hereinafter reserved to the undersigned, and subject to said rights, I do hereby authorize said Trustee/Custodian to pay and turn unto said Assignee all moneys and benefits growing out of said interest hereby assigned.

        This assignment is made as collateral security for the payment of that certain promissory note dated August 20, 1997, in favor of Assignee in the amount of $1,600,000.00, or any extension or renewal thereof, together with any interest and expenses which may accrue thereon, and in accordance with the terms thereof, and also as security for any other sums which may be due or become due said Assignee by the undersigned; provided, however that the Trustee/Custodian shall distribute the net income derived from the account to the person or persons entitled thereto by the provisions thereof, until said Trustee/Custodian shall be otherwise directed by said Assignee; and provided further, that the undersigned shall not exercise any rights to terminate said account in whole or in part, and/or to direct the investment or reinvestment of all or any part of the account, and/or to amend said account in such manner as to affect the rights of the Assignee hereunder, until said obligations shall be fully satisfied and discharged and/or all sums owing by the undersigned to said Assignee shall have been fully repaid, except with the written consent of the said Assignee.

        Unless otherwise paid, said Trustee/Custodian is authorized and directed to pay, when due, the indebtedness hereby secured by the account out of any funds belonging to the account and available for that purpose, or, in the event there are not funds belonging to the account available for the payment of said obligation when due, said Trustee/Custodian is authorized and directed to sell at public or private sale, in any lawful manner, such property belonging to the account as may be necessary for the purpose of providing such funds.

        Pursuant to the power reserved to the undersigned in and by said account, the undersigned does hereby alter, amend, and/or change said account, and the estates and interests thereby created, to such extent and for such periods as may be necessary to carry out the provisions hereof.

        It is understood and agreed that, upon the full payment by the undersigned of all indebtedness secured hereby, or in connection herewith or otherwise, this assignment shall terminate and become null, void, and of no effect, and thereupon the Trustee/Custodian shall hold the entire account then remaining for the benefit of the person or persons entitled thereto by the provisions of said account.

        The undersigned does hereby agree to indemnify and save harmless said Trustee/Custodian from any loss, damage, or liability that it may suffer or incur by reason of complying with the terms of this assignment.

Dated this____________________day of_________________, 19__________.

Signature of Assignor /s/ Alvin J. Glasky
                      -------------------

SANWA BANK OF CALIFORNIA, as Custodian, hereby consents to the above assignment.

DATED this 18th day of November, 1997.
           ----        --------------
                                      SANWA BANK OF CALIFORNIA

                                      /s/ Kelly Ann Laghaei /s/ Dina M. Anguiano
                                      ------------------------------------------
                                                  Trust Officer